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                                                                     EXHIBIT 3.2

                          NEXTEL INTERNATIONAL, INC.

                             AMENDED AND RESTATED
                                    BYLAWS


                                  ARTICLE I

                                   OFFICES


        Section 1.1 The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

        Section 1.2 The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

        Section 2.1 All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.2 Annual meetings of stockholders shall be held in each year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote or by written ballot a board of directors, and transact such other business as may properly be brought before the meeting.


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        Section 2.3     Written notice of the annual meeting stating the
place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

        Section 2.4 Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        Section 2.5 Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

        Section 2.6 The holders of a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

        Section 2.7 When a quorum is present at any meeting, the vote of the holders of a majority of the entire capital stock of the Corporation having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.






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        Section 2.8     Except as otherwise provided in the certificate of
incorporation, each outstanding share of Class B Common Stock shall be entitled to ten votes per share, and each other outstanding share of capital stock entitled to vote shall be entitled to one vote per share, with respect to a matter submitted to a vote of stockholders. Every reference in these bylaws to a majority or other proportion of the entire capital stock of the Corporation shall refer to such majority or other proportion of the votes entitled to be cast by such capital stock.


                                 ARTICLE III

                                  DIRECTORS

        Section 3.1 The board of directors shall consist of not less than one nor more than ten members as shall be determined by resolution of the board of directors or by the stockholders at the annual meeting or a special meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2 of this Article, and each director elected shall hold office until the next annual election and until his successor is elected and qualified. Directors need not be stockholders. At each succeeding annual meeting of the stockholders of the Corporation, the successor of any director shall be elected by plurality vote of all votes entitled to elect such director and cast at such meeting.

        Section 3.2 Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

        Section 3.3 The business and affairs of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.





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        Section 3.4     The board of directors of the Corporation may hold
meetings, both regular and special, either within or without the State of Delaware.

        Section 3.5 Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

        Section 3.6 Special meetings of the board may be called by the chairman of the board or by the president on one day's notice to each director, either personally, by mail, by telegram or by electronic transmission; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

        Section 3.7 At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

        Section 3.8 Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, or, if the consent action is taken by electronic transmission, paper reproductions of such electronic transmission or transmissions, are filed with the minutes or proceedings of the board or committee.

        Section 3.9 Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.





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        Section 3.10    The board of directors may, by resolution passed by a
majority of the whole board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power of authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

        Section 3.11 Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                  ARTICLE IV

                                   NOTICES

        Section 4.1 Whenever, under the provisions of the Delaware General Corporation Law or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, by telephone or by electronic transmission.

        Section 4.2 Whenever any notice is required to be given under the provisions of the Delaware General Corporation Law or of the certificate of incorporation or of these bylaws, a






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waiver thereof in writing, signed by the person or persons entitled to said notice or, in the case of a director, a waiver by electronic transmission by the director entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  ARTICLE V

                                   OFFICERS

        Section 5.1 The officers of the Corporation shall be chosen by the board of directors and shall be a president, secretary, general counsel, treasurer and controller. The board of directors may also choose a chairman of the board of directors, a chief executive officer, one or more vice presidents, one or more assistant secretaries, one or more assistant general counsels and one or more assistant treasurers and assistant controllers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

        Section 5.2 The compensation of all officers and agents of the Corporation that are also directors of the Corporation shall be fixed by the board of directors. The board of directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

        Section 5.3 The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

        Section 5.4 The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the board of directors regardless of whether such authority and duties are customarily incident to such office.





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                                  ARTICLE VI

                            CERTIFICATES OF STOCK

          Section 6.1 Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the president or a vice-president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.


          Section 6.2 Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                 ARTICLE VII

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 7.1 Each person that is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) (collectively, an "Agent") shall be indemnified by the Corporation to the full extent permitted or authorized by the General Corporation Law of the State of Delaware. The Corporation may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any such person whether or not the Corporation would otherwise have the power to indemnify such person.


          Section 7.2 Expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was an Agent, for which such Agent may be entitled to indemnification either under these bylaws and/or the certificate of incorporation,






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shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by relevant Delaware law (statutory or nonstatutory), provided, however, that the Corporation shall not be required to advance such expenses to such Agent in connection with any action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such Agent, disclosure of confidential information in violation of such Agent's fiduciary or contractual obligations to the Corporation, or any other willful and deliberate breach in bad faith of such Agent's duty to the corporation or its stockholders.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

        Section 8.1 Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of the incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

        Section 8.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 8.3 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may






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from time to time designate.

        Section 8.4 The fiscal year of the Corporation shall be fixed by resolution of the board of directors.


        Section 8.5 The board of directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE IX

                                  AMENDMENTS

          Section 9.1 These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors.


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